2020 FULL YEAR AND FOURTH QUARTER EARNINGS February 25, 2021

® 2 Forward-Looking Statements This presentation contains statements regarding management’s expectations and objectives for future periods (including key factors affecting 2020 non-GAAP core earnings) as well as forecasts and estimates regarding PG&E Corporation’s and Pacific Gas and Electric Company’s (the “Utility”) 2020-2022 Wildfire Mitigation Plan (WMP), rate base projections, capital expenditure forecasts and regulatory developments. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to risks and uncertainties associated with: • historical financial information not being indicative of future financial performance as a result of the Chapter 11 Cases and the financial and other recent restructuring in connection with their emergence from Chapter 11; • wildfires, including the extent of the Utility’s liability in connection with the 2019 Kincade fire and the 2020 Zogg fire, the Utility’s ability to recover related costs, and the timing of insurance recoveries; and with any other wildfires that have occurred in the Utility’s service territory for which the cause has yet to be determined; • the Utility’s ability to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including its ability to comply with its WMP; its ability to retain or contract for the workforce to execute its WMP; and the cost of the program and the timing of any proceeding to recover such costs through rates; • the ability to securitize $7.5 billion of costs related to the 2017 Northern California wildfires; • the Utility’s implementation of its Public Safety Power Shutoff (PSPS) program, including related regulatory matters and civil litigation, and whether any fines or penalties or civil liability for damages will be imposed on the Utility as a result; the costs of PSPS events; and associated reputational effects; • whether the Utility may be liable for future wildfires, and the impact of AB 1054 on potential losses in connection with such wildfires, including the CPUC’s procedures for recovering such losses; • the requirement that the Utility maintain a valid safety certification and the potential implications for accessing the Wildfire Fund and in related CPUC proceedings in the event the Utility fails to maintain a valid safety certification, which could also result in the appointment by the CPUC of an independent third-party monitor to oversee operations as part of the Enhanced Oversight and Enforcement Process; • the Utility’s ability to access the Wildfire Fund, including that the Wildfire Fund has sufficient remaining funds; • the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand, the ability to collect on customer invoices, the ability to mitigate these effects and to recover any related, and the impact of workforce disruptions; • the Utility’s ability to obtain wildfire insurance at a reasonable cost in the future, or at all; the adequacy of insurance coverage; and the ability to obtain recovery of insurance premiums; • the timing and outcome of FERC rate cases and the Utility’s applications for cost recovery of recorded amounts, future cost of capital proceedings, and other ratemaking and regulatory proceedings; • the Utility’s ability to control operating costs, timely recover costs through rates and achieve projected savings, and the extent to which it incurs unrecoverable costs that are higher than forecasted; • the outcome of the probation and the monitorship, and related compliance costs, including the costs of complying with any additional conditions of probation, including expenses associated with any material expansion of the Utility’s vegetation management program; whether PG&E Corporation or the Utility undergoes an “ownership change” that limits certain tax attributes; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Undefined, capitalized terms have the meanings set forth in the Form 10-K. Unless otherwise indicated, the statements in this presentation are made as of February 25, 2021. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation was attached to PG&E Corporation and the Utility’s joint current report on Form 8-K that was furnished to the SEC on February 25, 2021 and is also available on PG&E Corporation’s website at www.pgecorp.com.

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 12, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures. See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented. ® 3 Executed on 2020 Wildfire Mitigation Plan to reduce risk Established CPUC rates through 2022 Resolved FERC Formula Rates through 2023 Financial Targets and 2020 Recap Financial Targets $1.61 Non-GAAP Core EPS in 2020 in line with guidance range Delivering 2021 Non-GAAP Core EPS of $0.95-$1.05 Introducing a 2021-2025 Non-GAAP Core EPS CAGR of 10% 2020 Recap

® 4 Enhanced Predictive Analytics Drive 2021 Dynamic Risk Models Focused on Reduced Risk Per Mile Dynamic Risk Models Drives 2021 WMP Work Plan Likelihood Analysis Predictive based on ignitions Likelihood of Spread Predictive based on fuels, topography and weather conditions Consequence Predictive based on simulated spread modeling

® 5 Improvement in System Visibility Allows for More Targeted Public Safety Power Shutoffs Real Time Surveillance Network of 1,300 weather stations by the end of 2021 and 650 high-definition cameras by the end of 2022 enable faster restoration High Resolution Weather Modeling Provides more precise localized weather forecasts Best-in-Class Satellite Monitoring Detects potential wildfires, sends immediate alerts and allows faster response, awareness and tracking of emerging incidents Advanced Mapping Improves Customer Notification Accuracy Partnership with Palantir’s technology platform consolidates data from electric assets and customers to improve notification accuracy for impacted customers

® 6 Building a Playbook of Operational Excellence in 2021 2021: A Focus on People, the Planet, and Prosperity, Underpinned by Performance New senior leadership team writing the PG&E clear sky playbook Underpinned by a lean operating system with customers at the core Delivering a regionalized hometown experience Introducing a 10% Non-GAAP Core EPS growth rate for 2021-2025

Experienced Leaders Answering the Call



Patti Poppe
CEO PG&E Corp

Former President and CEO CMS Energy
15 Years Utility Experience
15 Years Automotive Experience



Adam Wright
COO

17 Years Utility Experience
Including: President & Chief Executive Officer MidAmerican



Marlene Santos
EVP Chief Customer Officer

39 Years Utility Experience
Including: President of Gulf Power Company



Julius Cox
EVP People and Shared Service

20 Years Energy Industry Experience
Including: Chief HR Officer AEP



Joe Forline
SVP Gas Operations

35 Years Utility Experience
Including: VP Gas Operations at PSE&G

7

® 8 Performance is Power 2021: A Focus on People, the Planet, and Prosperity, Underpinned by Performance Senior leadership team developing the PG&E clear sky playbook Underpinned by a lean operating system with customers at the core Delivering a regionalized hometown experience Introducing a 10% Non-GAAP Core EPS growth rate for 2021-2025 “Everyone can believe when we deliver. When we keep our promises. When we do what we say we will do”

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 12, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures. See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented. ® 9 Achieved 2020 Non-Core Earnings Targets Equity Earning Ratebase (1) $44.5B Authorized CPUC ROE across the Enterprise (2) 10.25%2020 Key Assumptions Equity Earning Ratebase $44.1B Non-GAAP Core Earnings $2.0B Non-GAAP Core EPS $1.61 Q4 2020 (in millions, except per share amounts) Earnings EPS Earnings EPS PG&E Corporation’s Earnings (Loss) on a GAAP basis $ 200 $ 0.09 $ (1,318) $ (1.05) Non-core items: Amortization of wildfire fund contribution 86 0.04 297 0.24 Investigation remedies 71 0.03 223 0.18 Bankruptcy and legal costs 59 0.03 2,651 2.11 2019-2020 Wildfire-related costs, net of insurance 45 0.02 213 0.17 Prior period net regulatory recoveries (21) (0.01) (46) (0.04) PG&E Corporation’s Non-GAAP Core Earnings $ 441 $ 0.21 $ 2,020 $ 1.61 Pre-Tax Non-Core Items (in millions) Q4 2020 Amortization of wildfire fund contribution $ 120 $ 413 Investigation remedies 96 296 Bankruptcy and legal costs 66 2,776 2019-2020 Wildfire-related costs, net of insurance 63 296 Prior period net regulatory recoveries (29) (64) Note: Amounts may not sum due to rounding.

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 12, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit H for the use of non-GAAP financial measures. See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented. ® 10 Q4 2020 Quarter over Quarter Comparison primarily reflects dilution from July equity issuance and growth in rate base $0.68 $0.20 $0.68 $0.21

Affirming 2021 with lower equity guidance

PG&E

~$47.5B	10.25%	~$2.1-$2.25B	$0.95-$1.05
Equity Earning Ratebase (1)	Authorized CPUC ROE across the Enterprise (2)	Non-GAAP Core Earnings	Non-GAAP Core EPS

Key Factors Affecting Non-GAAP Core Earnings

Drivers of Variance from Authorized

($ millions after tax)

— Net below the line and spend above authorized (3)	$0 - $100
— Unrecoverable interest expense (4)	300 - 325
Range of non-GAAP core earnings below authorized	$300 - $425

Assumptions

Securitization Application of $7.5B approved in Q2 2021, with a $1.8B contribution to the customer credit trust in 2021

Non-Core Items(5)

($ millions after tax)

- Net Securitization Inception Charge	~ $1,360
- Amortization of wildfire fund contribution	~ 330
- Bankruptcy and legal costs	~1,390 - 1,450
- Investigation remedies	~ 110
- 2019 Kincade fire-related costs	~ 10 - 20
+ Prior period net regulatory recoveries	~ (140)
Estimated non-core items guidance	~ $3,060 - $3,130

2021 Equity issuance	$0-$400M

1. 2021 equity earning ratebase reflects 2020 GRC Final Decision, 2019 GT&S Final Decision, and TO 20 Formula Rate Settlement.
2. Base earnings plan assumes CPUC-currently authorized return on equity and capital structure across the enterprise.
3. Net below the line and spend above authorized includes overspend in Electric and Gas Operations, including inspections costs and costs related to gas pipeline replacements, respectively.
4. Unrecoverable interest expense reflects interest on $4.75 billion of PG&E Corporation debt, $2.45 billion wildfire fund contribution debt financing, and other interest above authorized.
5. Refer to Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles to Non-GAAP Core Earnings.

Changes from prior quarter noted in blue

11

Substantial capital investments reflect a focus on risk reduction



2020-2025 CapEx Forecast (1)
($Billions)
$7.6
$7.5-$8.3
$7.8-$8.2
$7.9-$9.5
$7.8-$8.7
$7.9-$8.8
2020 Actual
2021
2022
2023
2024
2025
Transmission Owner (TO)
AB1054 Fire Risk Mitigation (3)
GRC and GT&S (2)
Spend Above Authorized

Subject to Ongoing and Future Recovery Requests

Spend driven by:
- Wildfire Mitigation Plan Memorandum Account (WMPMA)
- Catastrophic Event Memorandum Account (CEMA)
- Oakland HQ Purchase[4]

1. Low end of the range reflects authorized capital expenditures, including the full amount recoverable through a balancing account where applicable. High end of the range includes capital spend above currently authorized.
2. The 2023 GRC will include gas transmission and storage.
3. CapEx forecast includes ~$3.2B of fire risk mitigation capital expenditures included in the Utility's approved wildfire mitigation plans on which PG&E Corporation and the Utility will not earn an equity return. The Utility has spent approximately $1.4 billion cumulatively towards this total including approximately $400 million and $1 billion, during the three and twelve months ended December 31, 2020, respectively.
4. The Utility will enter into a lease, with an option to purchase, the Lakeside Building in Oakland, California, in connection with its application to sell its San Francisco General Office headquarters complex.

12

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented. ® 13 $49-$50 $55-$57 $59-$62 8.5% CAGR on equity earning ratebase 2021- 2025 (1, 2) Weighted Average Ratebase forecast by Rate Case ($B) ~$47.5 (4) (3) $44.1 $62-$66 1. Ratebase reflects reductions for the following capital items: (a) $240M disallowance by the CPUC in the 2019 GT&S rate case; (b) $3.2B of fire risk mitigation excluded from earning a ROE, pursuant to AB 1054; and (c) $403M the Utility agreed not to seek recovery of as part of the Wildfire OII settlement. 2. Ratebase growth including non-equity earnings ratebase is ~9%. 3. $400M of 2011-2014 capital spend that received a successful audit in 2020 could be added to ratebase and earn a return beginning in 2021. 4. The 2023 GRC will include GT&S. Ratebase growth projected at 8.5% from 2021 to 2025 Potential Growth Opportunities • Additional wildfire mitigation • Transportation electrification • Additional distributed generation- enabled microgrids • Grid modernization

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented. ® 14 Earnings Growth Driven by Rate Base and Debt Paydown 10% Non-GAAP Core EPS Growth 2021 – 2025 Outlook ~8.5% Ratebase Growth Ratebase growth driven by wildfire mitigation and gas system safety capital Aggressive deleveraging and reduced equity needs improve financial health

® 15 “These initial priorities are the steps on the path to a new era at PG&E, focused on People, Planet, and Prosperity, with laser like focus on performance. ” Daily Heartbeat Deliver a Regionalized Hometown Experience Clear-Sky Playbook

Appendix

® 17 Table of Contents Appendix 1 - Wildfire Reduction Programs Slide 18 Appendix 2 - AB 1054 Wildfire Fund Slide 19 Appendix 3 - Illustrative Wildfire Fund Scenarios Slide 20 Appendix 4 - Regulatory Progress Slide 21 Appendix 5 - Securitization Slide 22 Appendix 6 - COVID-19 Impacts Slide 23 Appendix 7 - Supporting Clean Energy Slide 24 Appendix 8 - Registration Rights Agreement Slide 25 Appendix 9 - 2020 CPUC General Rate Case Overview Slide 26 Appendix 10 - FERC Transmission Owner Rate Cases Slide 27 Appendix 11 - Expected Timelines of Selected Regulatory Cases Slides 28 – 31 Appendix 12 - Supplemental Earnings Exhibits Slides 32 – 49

Appendix 1: Wildfire Reduction Programs

PROGRAM	STATUS*	GOAL/TARGET
Enhanced and Targeted Inspections Inspection of distribution, transmission and substation equipment to address potential risks	Implemented annual cycles in Tier 3 and every 3 years for Tier 2	Focus on highest risk components and areas
Enhanced Vegetation Management Meeting and exceeding state vegetation and safety standards	4,377 miles	~25,500 miles over 10-12 years
System Hardening Installing stronger poles, covered lines and/or targeted undergrounding	548 miles	450-500 of the highest risk miles per year
Targeted Equipment Upgrades (e.g. Expulsion Fuses, Surge Arrestors) Replacing existing expulsion fuses and surge arrestors with new, safer, CAL FIRE exempt equipment	1,351 fuses 14,865 arrestors	All fuses in HFTDs replaced in 7-8 years; All arrestors in HFTDs replaced by 2022
Transmission and Distribution Sectionalizing Devices Separating the distribution grid into smaller sections for more targeted PSPS events	933 devices	279 (2021 Target)
Recloser Automation Installing wireless functionality to enable daily deactivation of reliability enhancement devices during times of increased fire danger	2,000	COMPLETE
HD Cameras & Weather Stations Installing HD Cameras and Weather Stations for real time monitoring of high-risk areas to enable earlier warning and detection of wildfires	1,004 Weather Stations 349 HD Cameras	300 Weather Stations 135 HD Cameras (2021 Target)
Microgrids Readying substations and the distribution system to receive temporary generation during severe weather	65	Substations COMPLETE; Dist. Microgrids to be added 5 per year

*Data current as of February 8, 2021, and is subject to change

Some of the measures included in this presentation are contemplated as additional precautionary measures intended to further reduce the risk of wildfires

18

Appendix 2: AB 1054 Wildfire Fund [1]

Wildfire Fund Contribution Treatment

- Contribution amounts amortized based on an assumed ~15-year life [2]
- Tax treatment pending private letter ruling from the IRS

PG&E Pre-Emergence Wildfire Liabilities

- For fires occurring after July 12, 2019 and prior to exiting Chapter 11
- Claims in excess of $1B are eligible for recovery and the fund will pay no more than 40% of allowed claims
- May seek payment for claims after funding initial contribution

PG&E Investments and Liability Cap

- $3.2B of wildfire investments excluded from earning a ROE
- $2.7B liability cap (Estimated 20% of 2020 Equity T&D Rate base)

Total Funding and Participation



Wildfire Fund Funding Sources ($B)
Additional Funding over 10 Years
3.0
IOU Ongoing Contribution
10.5
DWR Surcharge Repays SMIF Loan
$21B
in Net Contributions from IOUs and Customers
Capitalization December 2020 ~$10B
4.8
PG&E Initial Contribution
0.3
SDG&E
2.4
SCE
2.0
SMIF Loan

1. Participation in the AB 1054 Wildfire Fund is subject to numerous terms and conditions.
2. The useful life of the Wildfire Fund is estimated based on various assumptions, including the number and severity of catastrophic fires within the participating electric utilities' service territories during the term of the Wildfire Fund, historical fire-loss data, the estimated cost of wildfires caused by other electric utilities, the amount at which wildfire claims will be settled, the likely adjudication of the CPUC in cases of electric utility-caused wildfires, the level of future insurance coverage held by the electric utilities, and the future transmission and distribution equity rate base growth of other electric utilities. Significant changes in any of these estimates could materially impact the amortization period.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

19

Appendix 3: Illustrative Wildfire Fund Scenarios

California's Wildfire Fund application depends on the total amount of claims and the CPUC's determination of whether utility conduct was reasonable and prudent.

Claims Determined: Gross of insurance[1]	Fund Pays Victims: PG&E seeks payment from Fund for eligible claims exceeding $1B[1]	PG&E Corporation Applies for Cost Recovery: Recovery of amount paid by Fund is evaluated via 12-month CPUC process	CPUC Finds PG&E Corporation Acted Prudently: Fund is not reimbursed	OR	CPUC Finds PG&E Corporation Acted Imprudently: Fund is reimbursed up to $2.4B cap[2]
Scenario A: $0.75B	$0 (Claims do not exceed $1B threshold)	Fund is not activated in this scenario			
Scenario B: $2.5B	$1.5B ($2.5B - $1B)		No PG&E Corporation Reimbursement to Fund	OR	Shareholders reimburse $1.5B. Cap reduced to $0.9B for future events over remainder of 3-year period
Scenario C: $5B	$4B ($5B - $1B)		No PG&E Corporation Reimbursement to Fund	OR	Shareholders reimburse ~$2.7B. Cap reduced to $0 for future events over remainder of 3-year period

Examples are strictly illustrative

1. Eligible claims are those exceeding the greater of $1 billion or the insurance coverage required to be in place pursuant to Cal. Pub. Util. Code § 3293. PG&E carried $867M of wildfire insurance coverage at December 31, 2020. PG&E can seek cost recovery of claims below the $1B fund threshold but above insurance coverage levels through CPUC prudency review.
2. For utility caused fires deemed imprudent, the Fund is re-infused up to the liability cap, currently estimated at ~$2.7B (calculated based on 20% of PG&E Equity T&D rate base for 2020). Cap applies to aggregate reimbursements to the fund over a rolling three calendar year period. Cap does not apply if Utility is found to have conscious or willful disregard of the rights and safety of others.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

20

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented. ® 21 Appendix 4: Regulatory Progress Expected Milestones(1) 2021 Cost of Capital Status as of Feb 2021 Final Decision(2) 2020 Final Decision 12/3/20 GRC GT&S GT&S Capital Audit Scoping TO Rate Cases 1. The rate case timelines outlined above reflect expected filing and decision time frames; actual timing may differ 2. Any potential trigger to the Annual Adjustment to the Cost of Capital Mechanism in 2021 could impact 2022 earnings 3. The approved TO19 settlement will be 98.5% of TO18 rate case outcome. Final Decision Interim Rate Relief WMCE 2019 Final Decision Securitization Filings TO 20 Decision 12/30/20 Application filed 9/30/20 Rate Neutral Securitization Financing Application Filed1/6/21 Proposed Decision Q4 2021 TO 18 Order TO 19 Final Decision (3) AFUDC Decision 12/30/20 Final Decision Expected Q3 2021 Final Decision Expected Q2 2021 2023 GRC Filing Initial AB1054 Filing 2/24/21 Final Decision Expected Q2 2021

Appendix 5: PG&E Catastrophic Wildfire Cost Securitization

Assuming regulatory approval consistent with CPUC filings, PG&E plans to sponsor the issuance of up to $7.5 billion of recovery bonds (the "Recovery Bonds") through securitization to reimburse certain wildfire costs, which may begin in early Q3 2021.

	Summary of Key Securitization Terms
Collateral	Recovery Property: the right to impose, collect, and receive from the electric customers (excluding CARE and FERA customers) amounts necessary to pay principal and interest on the securitization bonds, as well as the issuing entity's other ongoing costs and expenses, timely and in full, and including the ability to adjust the securitization charges periodically through a "true-up" mechanism
Issuance Size	• Up to $7,500 million (may be issued in one or more transactions)
Purpose / Use of Proceeds	To pay or reimburse catastrophic wildfire costs or expenses, including: • Repay $6 billion of temporary utility debt • To accelerate the final payment to certain wildfire victims
Structure	• Multi-tranche
Final Payment Date	• Approximately 30 Years after the issuance date
Bond Credit Enhancement	• Periodic True-Ups • Collection Account (including General, Excess Funds and Capital Subaccounts)
Customer Credit Trust	While PG&E forecasts that the Customer Credit will equal fixed recovery charges paid by customers in each billing period such that the transaction is anticipated to be rate-neutral for its customers, failure to provide the Customer Credit for any reason will not: 1. impact the customers' unconditional obligation to pay the fixed recovery charges, or 2. allow the CPUC to (a) adjust, amend or modify the fixed recovery charges, recovery costs, recovery property or the Securitization authorized by the Financing Order; or (b) rescind, alter or amend the Financing Order



PG&E Customers
Customer Credits
Fixed Recovery Charges ($)
Pacific Gas and Electric Company (Seller & Servicer)
Reimbursement of Customer Credits
PG&E Shareholder Asset Contribution
Customer Credit Trust
Recovery Property (true sale)
Net Bond Proceeds
Fixed Recovery Charges ($)
Bond Proceeds
Principal & Interest(1)
Pledge of Recovery Property
Issuing Entity
Bondholders
Bankruptcy-Remote Entity

(1) Payments of principal and interest will follow payment of certain fees and operating expenses

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

22

Appendix 6: COVID-19 Impacts

Overall, PG&E's key wildfire mitigation and safety work execution has not been impacted by COVID-19. California's constructive regulatory framework minimizes potential earnings impacts from reduced load and higher uncollectibles.

Key Areas	Potential Business Impact	Current Status
CapEx and OpEx	• Focus on essential work	• No net earnings impact given ratemaking structure
Collection Delays and Uncollectible Revenues	• Delay in customer collections as a result of shelter-in-place and moratorium on service disconnections	• No anticipated earnings impact due to COVID-19 Pandemic Protections Memorandum Account (CPPMA)
Electric and Gas Demand	• Revenues decoupled from energy usage and trued-up annually	• ~2% reduction in electric load, and ~2% reduction in core gas load on a weather-adjusted basis from mid-March 2020 to December 2020. 2020 under-collections are being trued up in 2021 rates.
Liquidity	• Net reduction in near-term monthly cash inflows with sufficient liquidity to fund ongoing operations	• ~$2.9B of total liquidity at Dec 31, 2020: ◦ $261 million of Utility cash ◦ $223 million of PG&E Corporation cash ◦ $2.4 billion available under credit facilities

Changes from prior quarter noted in blue

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented.

23

® 24 Appendix 7: Commitment to People, Planet and California's Prosperity Implementing State Policy Goals Continued Policy Advocacy Promoting Transparency and Reporting • Planning release of Climate Strategy Report in 2021 in alignment with TCFD guidelines • Conducting multi-year climate vulnerability assessment • Continued engagement with our external Sustainability Advisory Council • Continuing other voluntary reporting on GHG emissions, and ESG disclosures including SASB • Advocating for a federal price on carbon • Supporting California’s stringent tailpipe emissions standards and backing litigation to maintain comparable federal standards • Supporting local ordinances promoting all-electric new construction • Supporting a sustainable energy future that is low- carbon and continues to ensure reliable and affordable energy for all customers • Achieving 60% RPS by 2030 and Carbon Neutrality by 2045 • Offering customer programs to achieve 2X energy efficiency in existing buildings by 2030 • Investing in charging infrastructure to support 5M zero- emission vehicles by 2030 with 320k in place to date • Targeting pilots and programs to increase access to clean energy in disadvantaged communities • Participating in the Integrated Resource Planning process to help shape California’s future energy resource mix We are recommitting to California’s clean energy future by implementing and advocating for clean and equitable energy policy, investing in electrification, and preparing for the physical risks of climate change.

® 25 Appendix 8: PG&E Fire Victims Trust (FVT) Registration Rights Agreement “Resale” Registration Statement • PG&E Corporation filed a registration statement with SEC to permit Fire Victim Trust (FVT) to sell its shares on a registered basis • Registration statement maintained during term of agreement Demand Rights PG&E Corporation required to assist FVT with effecting periodic underwritten offerings. Limitations include: • No more than one every 90 days • No more than 8 in total • Minimum offering size of lesser of (i) $250 million, (ii) 1.25% of outstanding PG&E shares and (iii) all remaining shares held by FVT • Maximum offering size as determined by joint lead underwriters (PG&E chooses one; FVT chooses one) “Piggyback” Rights FVT entitled to include its shares in PG&E offerings on a second-priority basis; if inclusion expected to adversely affect offering, FVT shares excluded or reduced Blackout Periods PG&E Corporation may suspend use of FVT registration statement for up to 45 consecutive days and 120 days in any 12-month period based on the following triggers: • Disclosure of MNPI (not otherwise required / best interests of the company standard) • Interference with a significant transaction (e.g., financing, acquisition, reorganization) • PG&E Corporation pursuing its own offering (taken substantial steps / proceeding with reasonable diligence standard) Market Stand-Off For underwritten equity offerings (by PG&E, FVT or other reg rights holders), lockup on FVT beginning up to 7 days prior to launch and ending up to 90 days after launch Transfer Rights FVT permitted to transfer non-demand / piggyback registration rights if selling 1% or more of outstanding PG&E shares Termination • FVT may terminate once ownership falls below 10% • Automatic termination once ownership falls below 4% (and not considered an “affiliate” of PG&E) Key Term Description

Appendix 9: 2020 CPUC General Rate Case Overview

On December 20, 2019, PG&E filed a 2020 GRC settlement agreement together with the Public Advocates Office of the CPUC, The Utility Reform Network, Coalition of California Utility Employees, the Office of the Safety Advocate of the CPUC, and four other parties that resolves all of the contested issues among those parties in the 2020 GRC.

On December 3, 2020 the CPUC issued a revised final decision in the 2020 GRC that:

- Proposes that the Utility's 2019 authorized revenue requirement of $8.5 billion be increased by $585 million, effective January 1, 2020, to $9.102 billion, as requested in the settlement agreement.
- Reinstates the Settlement provision that allows PG&E to recover insurance costs for up to $1.4B in excess liability insurance coverage. A Tier 2 advice letter is required for coverage exceeding $1.4B. The original PD required an application for costs in excess of 130% of the adopted cost forecast.
- Reinstates the wildfire mitigation capital forecasts for 2021 and 2022 to $931M and $1,151M, respectively that were in the settlement. The original PD required the 2020 test year forecast of $603M be held flat in 2021 and 2022.

($ billions)	2020	2021	2022
Requested Revenue Requirement	~$9.52	~$9.88	~$10.36
Settlement Agreement Revenue Requirement	~$9.10	~$9.41	~$9.78
Proposed Decision Revenue Requirement	~$9.10	~$9.41	~$9.78

Assigned Commissioner: Randolph
Administrative Law Judges: Lirag, Lau

26

® 27 Appendix 10: FERC Transmission Owner Rate Cases TO19 (2018 Revenues) • On December 20, 2018, FERC approved an uncontested settlement of TO19 that relies on the outcome of TO18 • The TO19 revenue requirement will be determined by applying a settlement factor of 98.85% to the final TO18 authorized revenue requirement • Revenues collected during the TO19 rate period will be subject to refund once the final revenue requirement is determined TO20 (2019 Revenues) • On October 1, 2018, PG&E filed its TO20 rate case requesting a conversion to formula rates, a revenue requirement of ~$1.96B, and an ROE of 12.5% (inclusive of 50 basis point incentive adder) • On November 30, 2018, FERC accepted the filing and established interim rates effective May 1, 2019, and directed the parties to settlement procedures, while holding hearings in abeyance • On March 31, 2020, PG&E filed a partial settlement at FERC which resolved several issues but, not all issues in TO20 • In December, FERC approved the October 15, 2020 settlement FERC resolving all of the remaining issues in the Formula Rate Proceedings, including the Utility’s return on equity (“ROE”), capital structure, depreciation rates, as well as certain other aspects of the Utility’s formula rate. The approved settlement, establishes an all-in ROE of 10.45%; a fixed capital structure of 49.75% common stock, 49.75% debt, and 0.5% preferred stock; and fixed depreciation rates for various categories of transmission facilities. The term of the settlement continues until December 31, 2023 and the Utility will be required to file a replacement rate filing to be effective on January 1, 2024. Note: Revenues collected during the TO18, TO19, and TO20 rate periods will be subject to refund once the final revenue requirements are determined TO18 (2017 Revenues) On July 29, 2016, PG&E filed TO18 with FERC requesting a ~$1.7B revenue requirement with an ROE of 10.90% (inclusive of 50 basis point adder)PG&E cannot predict when a final decision will be issued ( ) • On July 29, 2016, PG&E filed TO18 with FERC requesting a ~$1.7B revenue requirement with an ROE of 10.90% (inclusive of 50 basis point adder) • On October 15, 2020, FERC issued an Order on Initial Decision (the “Order”) that affirmed in part and rejected in part the Initial Decision. The Order reopens the record for the limited purpose of allowing the participants to the proceeding an opportunity to present written evidence concerning FERC’s revised ROE methodology adopted in FERC Opinion No. 569-A

Appendix 11: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
2020 General Rate Case (Phase I)	A.18-11-009	Dec 13, 2018 – Application filed Mar 8, 2019 – Scoping Memo Mar 25, 2019 – PG&E's Revised Testimony on Real Estate served Jun 28, 2019 – PAO testimony Jul 26, 2019 – Intervenor testimony Jul-Aug 2019 – Public participation hearings Sept 4, 2019 – PG&E rebuttal testimony due Sep 23-Oct 18, 2019 – Evidentiary hearings Nov 1, 2019 – Joint Comparison Exhibit filed and AB 1054 Equity Return Exclusion Proposal Dec 13, 2019 – Report to ALJs and parties on Settlement progress, including identification of any unresolved issues Dec 20, 2019 – Filed Motion for Approval of Settlement Agreement Jan 6, 2020 – Deadline for filing Opening Briefs on disputed issues outside of the Settlement Agreement Jan 21, 2020 – Deadline for filing Comments on Settlement Agreement Jan 27, 2020 – Deadline for filing Reply Briefs on disputed issued outside of the Settlement Agreement Feb 5, 2020 – Deadline for filing Reply to Comments on Settlement Agreement Oct 23, 2020 – Proposed Decision Nov 12, 2020 - Opening comments Nov 17, 2020 - Reply Comments Dec 3, 2020 - Final Decision
Transmission Owner Rate Case (TO18)	ER16-2320	Jul 29, 2016 – PG&E filed TO18 rate case seeking an annual revenue requirement for 2017 Sep 30, 2016 – FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process Oct 19, 2016 – FERC settlement conference Oct 30, 2016 – CPUC seeks rehearing of FERC's grant of 50 bp ROE adder for CAISO participation Feb 7-8, 2017 – FERC settlement conference Mar 16, 2017 – Parties reached impasse in settlement discussions Jan 2018 – Hearings Oct 1, 2018 – Initial decision issued Oct 31, 2018 – Brief on Exceptions (BOE) filed Nov 20, 2018 – Reply to BOE filed Oct 20, 2020- FERC issued issued an order on approving depreciation rates, reducing capital request, O&M expense and cost of debt TBD – Final decision
Transmission Owner Rate Case (TO19)	ER17-2154	Jul 26, 2017 – PG&E filed TO19 rate case seeking an annual revenue requirement for 2018 Sept 28, 2017 – FERC accepted TO19 making rates effective Mar 1, 2018, subject to refund, and establishing settlement process Oct 2017 and May/July 2018 – FERC settlement conferences Sept 21, 2018 – Offer of Settlement filed with FERC with motion for interim rates Oct 9, 2018 – Chief ALJ granted motion for interim rates and authorized the implementation of the interim rates (Jul 1, 2018 for Wholesale and Jan 1, 2019 for retail) pending Commission action on settlement Dec 20, 2018 – FERC approved the all-party settlement

28

Appendix 11: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Transmission Owner Rate Case (TO20)	ER19-13	Oct 1, 2018 – Application filed
		Nov 30, 2018 – FERC accepted TO20 filing and set interim rates effective May 1, 2019
		Dec 14, 2018 – FERC settlement conference
		Mar 14, 2019 – FERC settlement conference
		Jun 13-14, 2019 – FERC settlement conference
		Aug 13-14, 2019 – FERC settlement conference
		Oct 9, 2019 – First comprehensive settlement offer from Intervenors and Trial Staff
		Oct 28-29, 2019 – FERC settlement conference
		Nov 7, 2019 – FERC settlement phone conference - status update
		Dec 12, 2019 – FERC settlement conference
		Mar 31, 2020 – Partial settlement offer target filing date
		May 2020 – Prehearing conference on litigation issues
		Oct 15, 2020 - Filed Offer of Settlement to resolve all pending issues
		December 2020 - Final Decision
Wildfire Mitigation and Catastrophic Events Application	A.20-09-019	Sept 30, 2020 - Application Filed
		Nov 3, 2020 - Protests or responses
		Nov 13, 2020 - Reply to protests or responses
		Nov 20, 2020 - Prehearing Conference
		Mar 10, 2021 - Intervenor Testimony
		Apr 14, 2021 Rebuttal Testimony
		May 3-7, 2021 Evidentiary Hearing
		Jun 4, 2021 Opening Briefs
		June 18, 2021 Reply Briefs
		Aug 2021 Proposed Decision
		Sept 2021 Final Decision

29

Appendix 11: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Securitization	A.20-04-023	Apr 30, 2020 - Application filed
		Oct 14, 2020 Intervenors' testimony
		Nov 11, 2020 PG&E Rebuttal testimony
		Dec 7-15, 2020 Evidentiary hearing
		Jan 15, 2021 Opening briefs
		Feb 1, 2021 Reply briefs
		Feb 5, 2021 Prehearing Conference for the Financing Order Application
		Expected PD in Q2 2021
Securitization Financing Order	A.21-01-004	Jan 6, 2021 - Application filed
		Jan 15, 2021 - Opening Briefs
		Feb 1, 2021 - Reply Briefs
		Feb 5, 2021 - Prehearing Conference
		Expected PD in Q2 2021
General Office Sale Section 851	A.20-09-018	Sept 30, 2020 - Application Filed
		Nov 2, 2020 - Responses/protests to application (if any)
		Nov 12, 2020 - Reply to responses/protests to application (if needed)
		Nov 16, 2020 Proposed Prehearing Conference
		Nov 25, 2020 - Scoping Memo
		Feb 26, 2021 - Intervenor Testimony Due
		Mar 19, 2021 - Rebuttal and Supplemental Testimony
		Mar 2021 - Evidentiary Hearing (if needed)
		May 2021 - Opening Briefs (if needed)
		May 2021 - Reply Briefs (if needed)
		June 2021 - PG&E Submitted executed Purchase and Sale Agreement
		August 2021 - Proposed Decision

30

® 31 Appendix 11: Expected Timelines of Selected Regulatory Cases Regulatory Case Docket # Key Dates Regionalization A.20-06-011 June 30, 2020 - Application Filed Aug 17, 2020 PG&E Reply Dec 16, 2020 - Comments Feb 26, 2021 - Updated Proposal March 3, 2021 - Second Workshop April 2, 2021 - Comments on Updated Proposal April 9, 2021 - Reply Comments

® 32 APPENDIX 12: Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Slides 33-38 Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") Slide 39 Exhibit C: Operational Performance Metrics Slides 40-42 Exhibit D: Pacific Gas & Electric Company Sales and Sources Summary Slide 43 Exhibit E: PG&E Corporation's 2021 Earnings Guidance Slides 44-46 Exhibit F: General Earnings Sensitivities for 2021 Slide 47 Exhibit G: GAAP Net Loss to Non-GAAP Adjusted EBITDA Reconciliation Slide 48 Exhibit H: Use of Non-GAAP Financial Measures Slide 49

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Fourth Quarter and Year to Date, 2020 vs. 2019
(in millions, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
(in millions, except per share amounts)	2020	2019	2020	2019	2020	2019	2020	2019
PG&E Corporation's Earnings (Loss) on a GAAP basis	$ 200	$ (3,617)	$ 0.09	$ (6.84)	$ (1,318)	$ (7,656)	$ (1.05)	$ (14.50)
Non-core items: (1)								
Amortization of wildfire fund contribution (2)	86	—	0.04	—	297	—	0.24	—
Investigation remedies (3)	71	—	0.03	—	223	—	0.18	—
Bankruptcy and legal costs (4)	59	(30)	0.03	(0.06)	2,651	180	2.11	0.34
2019-2020 Wildfire-related costs, net of insurance (5)	45	—	0.02	—	213	—	0.17	—
Prior period net regulatory recoveries (6)	(21)	—	(0.01)	—	(46)	—	(0.04)	—
2017-2018 Wildfire-related costs (7)	—	3,847	—	7.27	—	8,761	—	16.59
Electric asset inspection costs (8)	—	120	—	0.23	—	557	—	1.05
Locate and mark penalty (9)	—	39	—	0.07	—	39	—	0.07
2019 GT&S capital disallowance (10)	—	—	—	—	—	193	—	0.37
PG&E Corporation's Non-GAAP Core Earnings (11)	$ 441	$ 360	$ 0.21	$ 0.68	$ 2,020	$ 2,074	$ 1.61	$ 3.93

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit H: Use of Non-GAAP Financial Measures.

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2019 and 2020, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

33

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Fourth Quarter and Year to Date, 2020 vs. 2019
(in millions, except per share amounts)

(2) The Utility recorded costs of $120 million (before the tax impact of $34 million) and $413 million (before the tax impact of $116 million) during the three and twelve months ended December 31, 2020, respectively, associated with the amortization of wildfire fund contributions related to Assembly Bill ("AB") 1054.

(3) The Utility recorded costs of $96 million (before the tax impact of $24 million) and $296 million (before the tax impact of $73 million) during the three and twelve months ended December 31, 2020, respectively, associated with investigation remedies. This includes $81 million (before the tax impact of $22 million) and $231 million (before the tax impact of $62 million) during the three and twelve months ended December 31, 2020, respectively, related to the Order Instituting Investigation into the 2017 Northern California Wildfires and the 2018 Camp Fire ("Wildfire OII") settlement, as modified by the Decision Different dated April 20, 2020 ($1 million and $10 million of Wildfire OII system enhancement costs during the three and twelve months ended December 31, 2020, respectively, are not tax deductible). The Utility also incurred restoration and rebuild costs of $8 million (before the tax impact of $2 million) and $36 million (before the tax impact of $10 million) during the three and twelve months ended December 31, 2020, respectively, associated with the town of Paradise (2018 Camp fire). The Utility also recorded costs of $7 million and $29 million (before the tax impact of $1 million) during the three and twelve months ended December 31, 2020, respectively, for system enhancements related to the Locate and Mark OII ($7 million and $25 million of Locate and Mark OII system enhancement costs during the three and twelve months ended December 31, 2020, respectively, are not tax deductible).

(in millions, pre-tax)	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
Wildfire OII disallowance and system enhancements	$ 81	$ 231
Paradise restoration and rebuild	8	36
Locate and Mark OII system enhancements	7	29
Investigation remedies	$ 96	$ 296

(4) PG&E Corporation and the Utility recorded costs of $66 million (before the tax impact of $7 million) and $2.8 billion (before the tax impact of $125 million) during the three and twelve months ended December 31, 2020, respectively, associated with bankruptcy and legal costs. This includes $38 million (before the tax impact of $11 million) and $1.7 billion (before the tax impact of $41 million) during the three and twelve months ended December 31, 2020, respectively, related to exit financing costs ($1.5 billion of exit financing costs during the twelve months ended December 31, 2020, are not tax deductible). Also during the twelve months ended December 31, 2020, the Utility recorded a $619 million reduction to the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust. PG&E Corporation and the Utility also incurred legal and other costs of $28 million (before the tax detriment of $4 million) and $486 million (before the tax impact of $84 million) during the three and twelve months ended December 31, 2020, respectively ($42 million and $184 million of legal and other costs during the three and twelve months ended December 31, 2020, respectively, were treated as not tax deductible).

(in millions, pre-tax)	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
Exit financing	$ 38	$ 1,672
Fire Victim Trust tax valuation	—	619
Legal and other costs	28	486
Bankruptcy and legal costs	$ 66	$ 2,776

34

® 35 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (5) The Utility incurred costs, net of probable insurance recoveries, of $63 million (before the tax impact of $18 million) and $296 million (before the tax impact of $84 million) during the three and twelve months ended December 31, 2020, respectively, associated with 2019-2020 wildfires. This includes accrued charges for third-party claims of $625 million (before the tax impact of $175 million) during the twelve months ended December 31, 2020 related to Kincade fire, and $275 million (before the tax impact of $77 million) during the three and twelve months ended December 31, 2020 related to Zogg fire. The Utility also incurred costs of $1 million and $35 million (before the tax impact of $10 million) during the three and twelve months ended December 31, 2020, respectively, for clean-up and repair costs related to Kincade fire. In addition, the Utility incurred legal and other costs of $2 million (before the tax impact of $1 million) and $6 million (before the tax impact of $2 million) during the three and twelve months ended December 31, 2020, respectively, related to Kincade fire, as well as $4 million (before the tax impact of $1 million) during the three and twelve months ended December 31, 2020 related to Zogg fire. These costs were partially offset by probable insurance recoveries of $430 million (before the tax impact of $120 million) recorded during the twelve months ended December 31, 2020 related to Kincade fire, as well as $219 million (before the tax impact of $61 million) recorded during the three and twelve months ended December 31, 2020 related to Zogg fire. (in millions, pre-tax) Three Months Ended December 31, 2020 Twelve Months Ended December 31, 2020 2019 Kincade-fire related costs, net of insurance: Third-party claims $ — $ 625 Utility clean-up and repairs 1 35 Legal and other costs 2 6 Insurance recoveries — (430) 2020 Zogg fire-related costs, net of insurance: Third-party claims 275 275 Legal and other costs 4 4 Insurance recoveries (219) (219) Total 2019-2020 Wildfire-related costs, net of insurance $ 63 $ 296 Fourth Quarter and Year to Date, 2020 vs. 2019 (in millions, except per share amounts)

® 36 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (in millions, pre-tax) Three Months Ended December 31, 2020 Twelve Months Ended December 31, 2020 AFUDC capital structure impact (31) (31) TO proceedings impact 2 70 2011 GT&S capital audit — (103) Prior period net regulatory recoveries $ (29) $ (64) (6) The Utility recorded net revenue of $29 million (before the tax impact of $8 million) and $64 million (before the tax impact of $18 million) during the three and twelve months ended December 31, 2020, respectively, associated with prior period net regulatory recoveries. This includes $31 million (before the tax impact of $9 million) during the three and twelve months ended December 31, 2020 for allowance for funds used during construction ("AFUDC") capital structure impact on 2019 revenues. The Utility also incurred $2 million (before the tax impact of $1 million) and $70 million (before the tax impact of $20 million) during the three and twelve months ended December 31, 2020, respectively, for the impact of the Transmission Owner ("TO") 20 settlement on 2019 revenues and the TO18 FERC order on 2017, 2018, and 2019 revenues. Also, as a result of the 2011 Gas Transmission and Storage ("GT&S") capital audit, the Utility recorded revenues of $103 million (before the tax impact of $29 million) during the twelve months ended December 31, 2020, related to the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. Fourth Quarter and Year to Date, 2020 vs. 2019 (in millions, except per share amounts)

® 37 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (7) The Utility incurred costs of $5.3 billion (before the tax impact of $1.5 billion) and $12.2 billion (before the tax impact of $3.4 billion) during the three and twelve months ended December 31, 2019, respectively, associated with 2017-2018 wildfire-related costs. This includes accrued charges of $5.0 billion (before the tax impact of $1.4 billion) and $11.4 billion (before the tax impact of $3.2 billion) during the three and twelve months ended December 31, 2019, respectively, related to increases in the recorded liability for third-party claims related to the 2018 Camp Fire, the 2017 Northern California wildfires, and the 2015 Butte fire. The Utility incurred costs of $13 million (before the tax impact of $4 million) and $278 million (before the tax impact of $78 million) during the three and twelve months ended December 31, 2019, respectively, for clean-up and repair costs. The Utility also incurred costs of $42 million (before the tax impact of $12 million) and $152 million (before the tax impact of $43 million) during the three and twelve months ended December 31, 2019, respectively, for legal and other costs. In addition, the Utility incurred costs of $398 million (before the tax impact of $108 million) during the three and twelve months ended December 31, 2019 related to the Wildfire OII settlement. The Utility also recorded a charge of $86 million (before the tax impact of $24 million) during the three and twelve months ended December 31, 2019 related to a one-time bill credit for customers impacted by the October 9, 2019 Public Safety Power Shutoff (PSPS) event. These costs were partially offset by $189 million (before the tax impact of $53 million) recorded during the three and twelve months ended December 31, 2019 for probable cost recoveries of insurance premiums incurred in 2018 above amounts included in authorized revenue requirements. (in millions, pre-tax) Three Months Ended December 31, 2019 Year Ended December 31, 2019 Camp, Northern California, and Butte fire-related costs, net of insurance: Third-party claims $ 4,988 $ 11,435 Utility clean-up and repair costs 13 278 Legal and other costs 42 152 Subtotal Camp, Northern California, and Butte fire-related costs, net of insurance 5,043 11,865 Wildfire OII settlement 398 398 PSPS customer bill credit 86 86 2018 Insurance premium cost recovery (189) (189) Total 2017-2018 wildfire-related costs $ 5,338 $ 12,161 Fourth Quarter and Year to Date, 2020 vs. 2019 (in millions, except per share amounts)

® 38 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (8) The Utility incurred costs of $167 million (before the tax impact of $47 million) and $773 million (before the tax impact of $216 million) during the three and twelve months ended December 31, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and resulting repairs that are not probable of recovery. (9) The Utility recorded costs of $39 million (not tax deductible) during the three and twelve months ended December 31, 2019 associated with an incremental fine payable to the State General Fund resulting from a presiding officer's decision in the Locate and Mark OII. (10) The Utility recorded costs of $237 million (before the tax impact of $44 million) during the twelve months ended December 31, 2019 for pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit. (11) “Non-GAAP core earnings” is a non-GAAP financial measure. See Exhibit H: Use of Non-GAAP Financial Measures. Fourth Quarter and Year to Date, 2020 vs. 2019 (in millions, except per share amounts)

Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS")

Fourth Quarter and Year to Date, 2020 vs. 2019
(in millions, except per share amounts)

	Fourth Quarter 2020 vs. 2019		Year Ended 2020 vs. 2019	
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings per Common Share (Diluted)
2019 Non-GAAP Core Earnings (1)	$ 360	$ 0.68	$ 2,074	$ 3.93
Increase in shares outstanding (2)	—	(0.51)	—	(2.28)
Unrecoverable interest expense (3)	(70)	(0.03)	(140)	(0.11)
Timing of nuclear refueling outage (4)	(32)	(0.02)	(2)	—
Inspection costs (5)	(19)	(0.01)	(19)	(0.02)
Energy efficiency awards (6)	(9)	—	7	0.01
Wildfire costs above authorized (7)	(4)	—	(40)	(0.03)
Miscellaneous	(68)	(0.03)	(68)	(0.05)
Growth in rate base earnings	158	0.07	206	0.16
Interest accrued on pre-petition payables and short-term debt (8)	78	0.04	2	—
Timing of 2020 GRC cost recovery (9)	44	0.02	—	—
Timing of taxes (10)	3	—	—	—
2020 Non-GAAP Core Earnings (1)	$ 441	$ 0.21	$ 2,020	$ 1.61

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2019 and 2020. Amounts may not sum due to rounding.

(1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP core earnings and (ii) EPS on a GAAP basis to non-GAAP core EPS.

(2) Reflects 2,127 million and 1,253 million weighted average shares during the three and twelve months ended December 31, 2020, respectively, pursuant to the Plan of Reorganization, the Equity Backstop Commitment Letters, the Forward Stock Purchase Agreements, the Investment Agreement, the assignment agreement with the Fire Victim Trust, and the PG&E Corporation 2014 Long-Term Incentive Plan.

(3) Unrecoverable interest expense reflects interest on $4.75 billion of PG&E Corporation debt and $2.45 billion wildfire fund contribution debt financing for the three and twelve months ended December 31, 2020.

(4) Represents the timing of costs incurred associated with the Diablo Canyon Power Plant ("DCPP") refueling outage during the three and the twelve months ended December 31, 2020.

(5) Represents the increased patrol and inspection costs in non-high fire threat districts during the three and the twelve months ended December 31, 2020.

(6) Represents the energy Efficiency Savings and Performance Incentive ("ESPI") awards approved by the CPUC during the fourth quarter of 2019 for the 2016 and 2017 partial program year. The CPUC approved an ESPI award for the 2017 and 2018 partial program year during the first quarter of 2020. ESPI awards are incentive payments to the Utility for implementing customer-funded energy efficiency programs.

(7) Represents wildfire mitigation costs above authorized for microgrids and certain electric asset inspections accrued during the three and twelve months ended December 31, 2020, with no similar non-GAAP core earnings impact in 2019.

(8) Represents the impact of interest accrued on pre-petition payables and short-term debt during the three and twelve months ended December 31, 2019, pursuant to the Bankruptcy Court's December 30, 2019 decision regarding pre-petition interest and the January 22, 2020 Noteholder Restructuring Support Agreement.

(9) Represents the incremental revenues recorded during the three months ended December 31, 2020, which offset the previously recorded GRC-related capital costs pending recovery until a decision was received for the 2020 GRC rate case. The final decision in the 2020 GRC rate case was received on December 11, 2020.

(10) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings.

39

Exhibit C: Operational Performance Metrics

2020 Performance Results	2020 Actual	2020 Target	Meets Target
Customer Welfare - prioritizing public and employee safety			
Electric Operations			
Reportable Fire Ignitions	148	101	
Electric Asset Failure	1,823	2,166	✓
Distribution Circuit Sectionalization	8/26/2020	9/1/2020	✓
Gas Operations			
Large Overpressure Events	9	6	
Total Dig-Ins Reduction	1.11	1.44	✓
Generation			
Safe Dam Operating Capacity (SDOC)	98.77%	97.70%	✓
DCPP Reliability and Safety Indicator	92.5	95.0	
Reliability			
Gas Customer Emergency Response	20.5	20.8	✓
911 Emergency Response	97.2%	96.5%	✓
Customers Experiencing Multiple Interruptions (CEMI)	3.56%	3.12%	
Workplace Safety			
Days Away, Restricted, & Transferred (DART) Rate	1.34	0.90	
Financial Stability			
Non-GAAP Core Earnings per Share (1)	$1.61	See note (2)	See note (2)

See following pages for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2020 Short-Term Incentive Plan *("STIP") are based on the same operational metrics and targets.*

(1) Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. As a result, PG&E Corporation and the Utility currently refer to adjustments as "non-core items" rather than "items impacting comparability."

(2) The 2020 target for non-GAAP core earnings per share is not publicly reported but is consistent with the guidance range provided for 2020 non-GAAP core earnings per share of $1.60 to $1.63.

40

® 41 Definitions of 2020 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety Public and employee safety are measured in five areas: Electric Operations, Gas Operations, Generation, Reliability, and Workforce Safety. The safety of the Utility’s electric operations is represented by: • Reportable Fire Ignitions – Measures powerline-involved fire incidents annually reportable to the CPUC and within PG&E’s High Fire-Threat District. A reportable fire incident includes: (1) Ignition associated with PG&E powerlines (both transmission and distribution), (2) something other than PG&E facilities burned, and (3) the resulting fire travelled more than one meter from the ignition point. • Electric Asset Failure – Measures the number of failure incidents of electric distribution, transmission, and substation underground and overhead assets resulting in sustained outages. Metric includes four asset failures: (1) Distribution equipment failures limited to High Fire-Threat District areas, (2) Transmission equipment failures system-wide, (3) Distribution Substation equipment failures limited to High Fire-Threat District areas, and (4) Transmission Substation equipment failures system-wide. • Distribution Circuit Sectionalization – Measures the work completion timeliness of distribution circuit sectionalization devices installed, automated, and operationalized to limit the number of customers impacted by Public Safety Power Shutoff events. The safety of the Utility’s gas operations is represented by: • Large Overpressure Events – Measures the number of large overpressure events year-over-year and reduction in the number of large overpressure events. • Total Dig-Ins Reduction – Tracks the number of gas dig-ins per 1,000 Underground Service Alert tickets received for gas. The dig-in component tracks all dig-ins to PG&E gas subsurface installations. A gas dig-in refers to damage which occurs during excavation activities (impact or exposure) and results in a repair or replacement of an underground gas facility. The safety of the Utility’s generation operations is represented by: • Safe Dam Operating Capacity (SDOC) – Measures operating capability of mechanical equipment used as the main control to reduce enterprise risk of large uncontrolled water release. • DCPP Reliability and Safety Indicator – Based on 11 performance indicators for nuclear power generation developed by the nuclear industry and applied to all U.S. nuclear power plants (measured for DCPP Unit 1 and Unit 2).

® 42 Definitions of 2020 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety (continued) The safety of the Utility’s Reliability is represented by: • Gas Customer Emergency Response – Measures the average response time for immediate response orders for the performance period. The response time by PG&E is measured from the time PG&E is notified to the time a Gas Service Representative (or a qualified first responder) arrives onsite to the emergency location (including business hours and after hours). • 911 Emergency Response – Measures the percentage of time that PG&E personnel respond (are on site) within 60 minutes after receiving a 911 call, with onsite defined as arriving at the premises where the 911 agency personnel are waiting. • Customers Experiencing Multiple Interruptions (CEMI) – Measures the number of customers that experience multiple sustained outages (both unplanned and planned). The safety of the Utility’s Workforce Safety is represented by: • Days Away, Restricted, & Transferred (DART) Rate - Measures OSHA-recordable injuries that result in lost time or restricted duty per 200,000 hours worked, or for approximately every 100 employees. Financial Non-GAAP Core Earnings per Share (shown in dollars per share) represents the financial performance from ongoing core operations. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of items listed in Exhibit A. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non- GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. As a result, PG&E Corporation and the Utility currently refer to adjustments as "non-core items" rather than "items impacting comparability."

Exhibit D: Pacific Gas & Electric Company Sales and Sources Summary

Fourth Quarter and Year to Date, 2020 vs. 2019

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
Sales from Energy Deliveries (in millions kWh)	19,299	18,870	78,497	78,070
Total Electric Customers at December 31	—	—	5,498,044	5,457,101
Total Gas Sales (in Bcf)	208	223	804	823
Total Gas Customers at December 31	—	—	4,545,700	4,518,209
Sources of Electric Energy Deliveries (in millions kWh):				
Total Utility Generation	5,493	7,132	28,885	33,485
Total Utility Net Purchases/(Sales)	4,294	(2,215)	9,493	(3,537)
Direct Access and Community Choice Aggregator Purchases	10,680	10,585	42,263	41,609
Total Electric Energy Delivered (1)	19,299	18,870	78,495	78,070
Diablo Canyon Performance:				
Overall Capacity Factor (including refuelings)	42 %	56 %	83 %	82 %
Refueling Outage Period	10/03/2020 - 11/02/2020	09/22/19 -12/18/2019	10/03/2020 - 11/02/2020	2/10/19/ - 3/18/19 09/22/19 -12/19/2019
Refueling Outage Duration during the Period (days)	30	78	30	124

(1) Includes other sources/(uses) of electric energy totaling (1,166) million kWh and 3,368 million kWh for the three months ended December 31, 2020 and 2019, respectively, and (2,144) million kWh and 6,513 million kWh for the year ended December 31, 2020 and 2019, respectively.

Please see the 2020 Annual Report on Form 10-K for additional information about operating statistics.

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Exhibit E: PG&E Corporation's 2021 Earnings Guidance

EPS Guidance	2021 Low		2021 High	
Estimated Loss on a GAAP basis	$	(0.52)	$	(0.38)
Estimated Non-Core Items: (1)				
Bankruptcy and legal costs (2)	~	0.68	~	0.65
Investigation remedies (3)	~	0.05	~	0.05
Amortization of wildfire fund contribution (4)	~	0.16	~	0.16
2019 Kincade fire-related costs (5)	~	0.01	~	0.00
Net securitization inception charge (6)	~	0.64	~	0.64
Prior period net regulatory recoveries (7)	~	(0.07)	~	(0.07)
Estimated EPS on a non-GAAP Core Earnings basis	$	0.95	$	1.05

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2021, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit H: Use of Non-GAAP Financial Measures.

(2) "Bankruptcy and legal costs" consists of exit financing costs including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of Holding Company debt, reversal of the tax benefit recorded for shares transferred to the Fire Victim Trust, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $58 million and $33 million for 2021.

(in millions, pre-tax)	2021 Low guidance range		2021 High guidance range	
Exit financing	~ $	135	~ $	95
Fire Victim Trust grantor trust benefit	~	1,300	~	1,300
Legal and other costs	~	75	~	25
Bankruptcy and legal costs	~ $	1,510	~ $	1,420

Actual financial results for 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

44

Exhibit E: PG&E Corporation's 2021 Earnings Guidance

(3) "Investigation remedies" includes costs related to the Wildfire OII Decision Different, Paradise restoration and rebuild, and Locate and Mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $18 million for 2021.

(in millions, pre-tax)	2021 Low guidance range	2021 High guidance range
Wildfire OII disallowance and system enhancements	~ $ 80	~ $ 80
Paradise restoration and rebuild	~ 25	~ 25
Locate and Mark OII system enhancements	~ 25	~ 25
Investigation remedies	~ $ 130	~ $ 130

(4) "Amortization of wildfire fund contribution" represents the amortization of wildfire fund contributions related to AB 1054. The total offsetting tax impact for the low and high non-core guidance range is $130 million for 2021.

(in millions, pre-tax)	2021 Low guidance range	2021 High guidance range
Amortization of wildfire fund contribution	~ $ 465	~ $ 465

(5) "2019 Kincade fire-related costs" includes estimated legal and other costs associated with the 2019 Kincade fire. The total offsetting tax impact for the low and high non-core guidance range is $8 million and $3 for 2021, respectively.

(in millions, pre-tax)	2021 Low guidance range	2021 High guidance range
Legal and other costs	~ 30	~ 10
2019 Kincade fire-related costs	~ $ 30	~ $ 10

Actual financial results for 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

45

Exhibit E: PG&E Corporation's 2021 Earnings Guidance

(6) "Net securitization inception charge" represents a charge upon inception of securitization and is the result of an undiscounted regulatory liability associated with the revenue credits funded by the Net Operating Loss monetization. This reflects the assumption that the CPUC will authorize the securitization of $7.5 billion of wildfire-related claims by March 31, 2021 that is contemplated to be neutral on average to customers. The total offsetting tax impact for the low and high non-core guidance range is $529 million for 2021.

	2021	
(in millions, pre-tax)	Low guidance range	High guidance range
Net securitization inception charge	~ $ 1,890	~ $ 1,890

(7) "Prior period net regulatory recoveries" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. The total offsetting tax impact for the low and high non-core guidance range is $56 million for 2021.

	2021	
(in millions, pre-tax)	Low guidance range	High guidance range
2011 GT&S capital audit	~ (200)	~ (200)
Prior period net regulatory recoveries	~ $ (200)	~ $ (200)

Actual financial results for 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

46

® 47 Exhibit F: General Earnings Sensitivities for 2021 Pacific Gas & Electric Company These general earnings sensitivities with respect to factors that may affect 2021 earnings are forward looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. Variable Description of Change Estimated 2021 Non- GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/-$25 million Share count +/- 1% change in average shares +/-$0.01 per share Revenue or expense +/- $30 million pre-tax change in at-risk revenue or expense +/-$0.01 per share

® 48 Year Ended December 31, (in millions) 2020 2019 PG&E Corporation’s Net Loss on a GAAP basis $ (1,304) $ (7,642) Income tax provision (benefit) 362 (3,400) Other income, net (483) (250) Interest expense 1,260 934 Interest income (39) (82) Reorganization items, net 1,959 346 Operating Income (Loss) $ 1,755 $ (10,094) Depreciation, amortization, and decommissioning 3,468 3,234 Wildfire fund expense 413 — 2019-2020 Wildfire-related costs, net of insurance 296 — Investigation remedies 296 — 2017-2018 Wildfire-related costs — 12,161 Electric asset inspection costs — 773 Prior period net regulatory recoveries (64) — PG&E Corporation’s Non-GAAP Adjusted EBITDA $ 6,164 $ 6,074 Year to Date, 2020 vs. 2019 Exhibit G: GAAP Net Loss to Non-GAAP Adjusted EBITDA Reconciliation PG&E Corporation PG&E Corporation discloses “Adjusted EBITDA,” which is a non-GAAP financial measure, in order to provide a measure that some investors may find useful for evaluating PG&E Corporation’s performance. PG&E Corporation’s management generally does not use Adjusted EBITDA in managing i ts business. Adjusted EBITDA is calculated as PG&E Corporation’s net income plus income tax provision (or less income tax benefit); less o ther income, net; plus interest expense; less interest income; plus reorganization items, net; plus depreciation, amortization, and decommissioning; plus additional 2020 adjustments for wildfire fund expense, 2019-2020 wildfire-related costs, investigation remedies, and prior period net regulatory recoveries, and additional 2019 adjustments for 2017-2018 wildfire-related costs and electric asset inspection costs. Adjusted EBITDA is not a substitute or alternative for GAAP measures, such as net income, and may not be comparable to similarly titled measures used by other companies. See above for a reconciliation of GAAP net loss to non-GAAP Adjusted EBITDA.

® 49 Exhibit H: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. As a result, PG&E Corporation and the Utility currently refer to adjustments as "non-core items" rather than "items impacting comparability." “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core Items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (diluted). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.